Exhibit 99.1

OpGen Co-Markets COVID-19 Antibody Test Kit

GAITHERSBURG, MD, August 9, 2020 – As disclosed in OpGen, Inc.’s (NASDAQ: OPGN) (“OpGen” or “the Company”) July 13, 2020 press release, we have commenced marketing and promotion, on a non-exclusive basis, of certain products offered by Menarini Silicon Biosystems (MSB) to infectious disease healthcare providers and researchers. As part of the co-promotion relationship, OpGen is marketing and promoting the CELLSEARCH system, CELLSEARCH CEC kit, and certain COVID-19 related products that are sold and distributed by MSB on a non-exclusive basis. OpGen is authorized to market and promote such products in the United States, Canada, and Mexico under a strategic co-promotion agreement entered into by OpGen and MSB. As described in our tweet on August 7, 2020, the COVID-19 related products include an IgG/IgM Rapid Test Cassette that is manufactured by Healgen and sold by MSB, which is an antibody test that provides results in as fast as 10 minutes. As further described at http://www.siliconbiosystems.com/covid-19-tests, the IgG/IgM Rapid Test Cassette has been authorized by the FDA under an emergency use authorization for use by authorized laboratories. The test has been authorized only for the presence of IgM and IgG antibodies against SARS-CoV-2, not for any other viruses or pathogens. Under the terms of the co-promotion agreement, OpGen is entitled to certain payments based on MSB’s net sales from customers referred by OpGen for such products, including the IgG/IgM Rapid Test Cassette. The parties expect to continue to expand the portfolio of COVID-19 products available as part of the non-exclusive co-promotion relationship.

About OpGen, Inc.

OpGen, Inc. (Gaithersburg, MD, USA) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s product portfolio includes Unyvero, Acuitas AMR Gene Panel and Acuitas Lighthouse, and the ARES Technology Platform including ARESdb, using NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction.

OpGen Forward-Looking Statement

This press release includes statements regarding the Menarini Silicon Biosystems commercial partnership for COVID-19 related tests by OpGen. These statements and other statements regarding the Companies’ future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the realization of expected benefits of our business combination transaction with Curetis GmbH, the success of our commercialization efforts, the impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please visit www.opgen.com.

OpGen:

Oliver Schacht

President and CEO

InvestorRelations@opgen.com

OpGen Press Contact:

Matthew Bretzius

FischTank Marketing and PR

matt@fischtankpr.com

OpGen Investor Contact:

Megan Paul

Edison Group

mpaul@edisongroup.com